Exhibit 10.3

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT to STANDARD OFFICE BUILDING LEASE (“the FIRST AMENDMENT”) entered into by and between BISCAYNE CENTRE, LLC. (“Landlord”) and TRANSMEDIA NETWORK INC., as (“Tenant”) on July 24, 2002.

WITNESSETH

WHEREAS, Landlord, as Landlord, and Tenant, as Tenant, entered into a written Lease Agreement (agreement or Lease) dated May 11, 2001 (such lease, together with any valid addenda, modifications, riders, amendments and exhibits thereto, is collectively referred to as the “Lease”), covering certain premises consisting of 22,430 rentable square feet (the “Premises”) known as the Fourth Floor, 11900 Biscayne Boulevard, Miami, Florida, in the building known as Biscayne Centre (the “Building”), as more particularly described in the Lease; and

WHEREAS, Tenant is desirous of expanding into Suite 509 (3,468 square feet) which brings the total square footage to 25,898 rentable square feet;

WHEREAS, Tenant has changed its name from Transmedia Network Inc. to IDINE REWARDS NETWORK INC.

WHEREAS, Tenant is desirous of extending the term of the Lease totaling 25,898 rentable square feet until the later of June 30, 2005 or 36 months from occupancy of Suite 509, upon the Terms and Conditions as set forth herein;

WHEREAS, Tenant is the current Tenant, and Landlord is the current Landlord, under the Lease; and thereunder;

NOW THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00), the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; and without limiting, modifying and or otherwise affecting any obligations of Tenant in the Lease, this agreement and/or any other documents executed in connection therewith, from time to time (collectively known as the documents); the parties do hereby agree that the Lease is hereby amended as follows; and the parties do hereby agree as follows:

1. The above recitals are true and correct and are incorporated herein.

2. This Agreement modifies the Lease, as set forth herein. Wherever there is a conflict between the terms of this Agreement and the Lease, the terms of this Agreement shall control. Capitalized terms so defined in this Agreement shall have the same meaning as set forth in the Lease.

3. Notwithstanding anything contained in the Lease to the contrary including without limitation Paragraph #3 of the Lease, Landlord and Tenant agree as follows;

A. The Annual Base Rental Rate shall be FIVE HUNDRED SEVENTEEN THOUSAND NINE HUNDRED FIFTY-NINE AND 96/100 DOLLARS ($517,959.96) in equal monthly installments of FORTY THREE THOUSAND ONE HUNDRED SIXTY THREE AND 33/100 DOLLARS (43,163.33) which is computed at a Base Rental Rate of TWENTY AND NO/100 DOLLARS ($20.00) per rentable square foot per annum beginning July 1, 2002 and ending June 30, 2005.

4. Landlord shall, at Landlord’s expense: Suite 509:

(1) Repaint over wall cover the entire premises;

(2) Re-carpet the premises;

(3) Remove walls as designated by Tenant.

5. Tenant shall pay to the Landlord, the additional security deposit of $38,310.45 in accordance with LEASED PREMISES and SECURITY DEPOSIT paragraphs of the Original Lease. Landlord will then hold a security deposit totaling the amount of FORTY FIVE THOUSAND NINE HUNDRED SIXTY EIGHT AND 95/100 DOLLARS ($45,968.95) from Tenant.

6. Operating Expenses: Operating Expenses pursuant to the Lease Agreement shall continue to be calculated in the same manner as they were in the original Lease.

Original Premises - (Suite 460) is 14,356 rentable square feet. The Base Year shall be 1997 and the Operating Expense Base shall be $6.60 per rentable square foot. Tenant’s proportionate share shall be 9.39%.

Expansion Premises “A” (Former 410) is 1,551 rentable square feet. The Base Year shall be 1998 and the Operating Expense Base shall be $6.60 per rentable square foot. Tenant’s proportionate share shall be 1.02%.

Expansion Premises “B” (Former 440/420) is 5,125 rentable square feet. The Base Year shall be 2000 and the Operating Expense Base shall be $7.00 per rentable square foot. Tenant’s proportionate share shall be 3.35%.

Expansion Premises “C” (Former 408) is 1,398 rentable square feet. The Base Year shall be 2001. Tenant’s proportionate share shall be .91%.

Suite 509 is 3,468 rentable square feet. The Base Year shall be 2002. Tenant’s proportionate share shall be 2.27%.

7. Tenant shall not use or permit the use of the Premises for the generation, storage, treatment, use, transportation or disposal of any chemical, material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited, or regulated by any federal, state, county, regional, local or other governmental authority, or which, even if not so regulated, may or could pose a hazard to the health and safety of the other tenants and occupants of the Landlord’s property or adjacent property. In the event of any use in violation of this provision Tenant will remove, or cause to be removed, such material at its own expense, and will indemnify LANDLORD, its officers, agents, successors and assigns from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended by any governmental authority in connection with such violation or as a result of or in connection with the act or omission of Tenant or persons within Tenant’s control or the breach of this lease by TENANT or persons within TENANT’S control. Tenant’s liability for such indemnification is not limited by any exculpatory provision in this Lease, and shall survive any cancellation or termination of this Lease or transfer of Landlord’s interest in the Premises.

8. Landlord shall not be liable for any loss or damage to any property of Tenant or any others located in the Premises and/or any other portion of the Building, by theft or otherwise, irrespective of the cause of such damage or loss, unless due to the gross negligence of Landlord. Without limiting the terms of the immediately preceding sentence, Landlord shall not be liable to Tenant and/or anyone else for any loss, costs, fines, causes of action, or damage that may be occasioned by or through (i) the negligence, omissions or other acts of Tenant, other tenants or occupants, and/or any other persons or entities and/or (ii) any operations in the construction of any private, public or quasi-public work. Landlord shall not be liable for any damage to Tenant, any of Tenant’s property, the Premises, and/or any other property, and/or injury or death to any persons, resulting from fire, explosion, falling plaster, sprinklers, steam, gas, electricity, water, rain or leaks from any part of the Premises, the Building and/or elsewhere or from the pipes, appliances, or plumbing works and/or any bursting thereof or from the roof, ceiling, street, or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Without limiting any other terms of the Complete Lease, Landlord shall not be liable for latent defects in construction of the Premises and/or any of the Building. Notwithstanding anything contained in the Complete Lease to the contrary, in no event shall Landlord be liable for any incidental or consequential damages. In no event shall Landlord be liable for any interruption or failure in the supply of any utility or other service to the Premises and/or the Building.

Landlord shall have no obligation to provide any security whatsoever for the Premises and/or the Building, and Landlord shall not be liable for any personal injuries, property damage, theft and/or other damage or loss occurring on or about the Premises, the real property on which the Building is located, the common areas, parking areas, and/or any other portions of the Building and/or related on and off-site facilities, and Landlord shall not be liable for any damage or loss of any nature whatsoever to, or any theft of, automobiles or other vehicles located within such parking areas and/or other facilities or any contents therein, while in or about the same. Landlord has no liability for providing and/or discontinuing any security whatsoever and if Landlord provides security, no liability for personal injuries, property damage, theft and/or other damage or loss shall arise in any event upon so providing such security and Landlord may, in its absolute discretion, without incurring any liability by reason thereof, discontinue same at any time.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the dates set forth below.

Witnesses:	IDINE REWARDS NETWORK INC.

/s/ Michelle Glenn	By:	/s/ Stephen E. Lerch
Michelle Glenn	Name:	Stephen E. Lerch
	Title:	EVP / CFO
	Date:	7-18-02

BISCAYNE CENTRE, LLC.

/s/ Kristine Catalano	By:	/s/ Richard Wagman
	Name:	Richard Wagman
	Title:	Vice–President
	Date:	7/28/02

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